EXHIBIT 99.1

Martha Stewart Living Omnimedia A Return To Growth

Certain statements. “will,” projected are discussed in our recent filings under the Securities Exchange Act of 1934. The company is under no obligation to update any forward-looking statements after the date of this presentation.

Who We Are Celebrating the Art of Creative Living
• A leading brand in the lifestyle arena
· An integrated media content company
· An innovative design company

Where We Were
MSLO Revenue
$350 $300 $250 $200 $150 $100 $50 $0
2002 2003 2004
Advertising declined, yet customers remained.

Where We Are: Laying the Groundwork for Growth
$350 $300 $250 $200 $150 $100 $50 $0
MSLO Revenue
2002 2003 2004 2005 2006
• Advertisers dollars returning to MS Living magazine
· Advertisers dollars beginning to flow to marthastewart.com
· Diversification initiatives bearing fruit
- New magazines (Blueprint, Body + Soul, Everyday Food)
- New licensing deals (Macy’s, KB Home, Kodak)
- Evaluating tuck-in acquisitions

Where We Are Headed: A Return to Growth
• Adjusted EBITDA and free cash flow positive in 2006
• 5-year adjusted EBITDA CAGR of 40-50%
• Very high adjusted EBITDA to free cash flow conversion
- Low capital expenditures
- No debt
- In excess of $100 million in net operating losses available
- Diversified mix of business

Publishing Living

Publishing: Where We Were
Publishing Revenue
$120 $100 $80 $60 $40 $20$0
• Dependence upon Martha Stewart Living
• Lack of title diversification
• Advertising declined; circulation relatively unchanged
Advertising Circulation/ Other

Publishing: Where We Are Now MSL Accelerating Ad Page Growth
250 200 150 100 50
2002 2005 2006
FEB MAR
APR MAY JUN JUL AUG SEP OCT NOV DEC JAN

Publishing: Where We Are Now Turning The Corner at Body + Soul and Everyday Food
-$2,000 -$4,000 -$6,000 -$8,000 -$10,000 -$12,000
Body + Soul Everyday Food
• Investment nearing completion for both titles • Strong circulation increases in 1H06 - 17% for Everyday Food, 48% for Body + Body • Strong growth in advertising revenue - 55% for Everyday Food, 46%, for Body + Soul

Publishing: Where We Are Headed
2002 Publishing Revenue Split Special 2010 Publishing Revenue Split • MS Living advertising continues to normalize • Diversification initiatives grow in prominence

Internet Overview

Internet: Where We Were
E- commerce business losing money
No online advertising •

Internet: Where We Are Now Reaching Profitability
Successful transition to an ad-supported content site
Monetizing rich content library
Target adjusted EBITDA breakeven in 2006
Advertising revenue of $8-10mm in 2006
Kodak agreement signed
Flowers business growing

Internet: Where We Are Headed Digital Products
Standard photo products
MSLO
High- margin licensing agreement for digital photo prodects

Internet: Where We Are Headed
Expand and integrate multi-media assets
Easy, easy to find, navigate and share content
Improve and open search experience providing our curated view of the web
Single plan to find and experience MSLO branded products, with fulfillment by partners
Become a starting point for all lifestyle on web

Internet: Where We Are Headed 10 Million Users By 2010
Website Traffic
Become the leading lifestyle portal by 2010
Long-term margins of 40%

Broadcasting

Merchandising: Overview
High-margin predictable business
In-house design teams
No inventory or capital costs

Merchandising: Where We Were
Kmart accounted for over 80% of segment revenue
Lack of diversification

Merchandising: Where We Are Now
MSLO Retail Merchandising: Partner Contracts Timeline
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012
Licensed Retail Partnerships today
Kmart Sears Canada Federated
Licensed Manufacturing Partnerships
KB Home Bernhardt (Furniture) Sherwin (Paint & Colors) Lowe’s (Paint) Quality Home Brands Flor (Carpet Tiles) EK Success (Crafts) Safavieh (Area Rugs)

Merchandising: Where We Are Headed •2008 adjusted EBITDA should approximate 2006
· Diversity of licensing partners allows for a more balanced portfolio
· New category growth to continue